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                                                                   EXHIBIT 10(k)
                                    AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into to be effective as of the 20th day of July 2001, by and between PEERLESS MFG. CO. (the "Company"), and SHERRILL STONE (the "Executive"), and amends in part and restates and supersedes in its entirety that certain Agreement between the Company and the Executive dated April 29, 1994.

         WHEREAS, the Executive serves as the Company's Chairman of the Board, President and Chief Executive Officer;

         WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and plans for the future;

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial and wishes to offer an inducement to the Executive to remain in the employ of the Company;

         WHEREAS, the parties desire to enter into this Agreement to set forth the benefits which the Company will pay to Executive in the event of a "Sale of the Company" or termination of Executive's employment under certain circumstances following a "Change in Control" of the Company (in each case as such terms or events are defined or discussed herein);

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained the parties agree as follows:

         1. Term. The term of this Agreement shall continue until the earliest of (i) subject to the proviso at the end of this sentence, the expiration of the third anniversary of the occurrence of a Change in Control, (ii) the Executive's death, or (iii) the Executive's earlier voluntary resignation (except for those events described in Section 3(a)(2)); provided, however, that during the term of this Agreement, on each anniversary of a Change in Control, the three year period referenced in clause (i) above shall automatically be extended for an additional 12 months unless, not later than 60 calendar days prior to such anniversary date, the Company shall have given written notice to the Executive that it does not wish to have the term extended.

         2.       Definitions.
                  -----------

         (a) Acquiring Person. An "Acquiring Person" shall mean any person that, together with all Affiliates and Associates of such person, is the beneficial owner of 15% or more of the outstanding Common Stock. The term "Acquiring Person" shall not include the Company, any subsidiary of the Company, any employee benefit plan of the Company (or trust with respect thereto) or subsidiary of the Company, any person holding Common Stock of the Company for or pursuant to the terms of any such plan, or Donald A. Sillers, Jr. or members of his immediate family.

         (b) Affiliate and Associate. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") in effect on the date of this Agreement.

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         (c)      Cause.  For "Cause" shall mean any of the following shall have occurred:


                  (i) The conviction of Executive, by a court of competent jurisdiction, of any felony;

                  (ii) Commission by Executive of an intentional material act of fraud to his pecuniary benefit in connection with his duties or in the course of his employment with the Company, as reasonably determined by the Board; or

                  (iii) The intentional and continued failure by Executive to substantially perform his duties hereunder, or the intentional wrongdoing by Executive resulting in material injury to the Company. No act, or failure to act, on the part of Executive shall be deemed "intentional" unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

         (d) Change in Control. A "Change in Control" of the Company shall have occurred if at any time during the term of this Agreement any of the following events shall occur:

                  (i) The Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 50.1% of the combined voting power to elect Directors of the then outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is available to be received by all stockholders on a pro rata basis and is actually received in respect of or exchange for voting securities of the Company pursuant to such transaction;

                  (ii) The Company sells all or substantially all of its assets to any other corporation or other legal person not controlled by or under common control with the Company;

                  (iii) Any person or group (including any "person" as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities which when added to any securities already owned by such person would represent in the aggregate 50% or more of the then outstanding securities of the Company which are entitled to vote to elect Directors;

                  (iv) If at any time, the Continuing Directors then serving on the Board cease for any reason to constitute at least a majority thereof;

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                  (v)      Any occurrence that would be required to be reported
                           in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Exchange Act; or

                  (vi) Such other events that cause a change in control of the Company, as determined by the Board in its sole discretion;

         provided, however, a Change in Control of the Company shall not be deemed to have occurred as the result of any transaction having one or more of the foregoing effects if such transaction is both (1) proposed by, and (2) includes a significant equity participation of, executive officers of the Company as constituted immediately prior to the occurrence of such transaction or any Company employee stock ownership plan or pension plan.

         (e) Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) Continuing Director. A "Continuing Director" shall mean a Director of the Company who (i) is not an Acquiring Person, an Affiliate or Associate, a representative of an Acquiring Person or nominated for election by an Acquiring Person, and
                  (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or subsequently became a Director of the Company and whose initial election or initial nomination for election by the Company's stockholders was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

         (g) Disabled. "Disabled" means any mental or physical impairment lasting more than 180 calendar days that prevents Executive from performing the essential functions of his position with or without reasonable accommodation, as determined by a physician mutually agreeable to Executive and the Company. Executive agrees to submit to appropriate medical examinations and authorize his physicians to release medical information necessary to determine whether Executive is "Disabled" for purposes of this Agreement.

         (h) Employment Term. The "Employment Term" shall be the period of employment under this Agreement commencing on the day prior to a Change in Control and continuing until the expiration of this Agreement.

         (i) Purchase Price. "Purchase Price" means the gross value of all cash, securities and other property paid directly or indirectly by an acquiror to a seller or sellers in connection with a Sale of the Company. The value of any securities (whether debt or equity) or other property shall be determined as follows: (i) the value of securities that are freely tradeable in an established public market will be determined on the basis of the average closing market price on the last five trading days preceding one business day prior to the closing of a Sale of the Company and (ii) the value of securities that are not freely tradeable or have no established public market and the value of consideration that consists of other property, will be the fair market value thereof, as reasonably determined by the Company no later than one business day



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                 prior to the closing of a Sale of the Company. The Purchase
                 Price will not be deemed to include the principal amount of any indebtedness for borrowed money assumed or acquired, directly or indirectly, by the acquiring party or any of its affiliates in a Sale of the Company or retired, defeased or otherwise cancelled in connection with a Sale of the Company.

         (j)      Sale Bonus.  Shall have the meaning set forth in Section 4(a).


         (k) Sale of the Company. A "Sale of the Company" means the consummation of a sale by the Company to any entity not affiliated with or controlled by the Company of (i) 51% or more of the outstanding capital stock of the Company through purchase, merger, consolidation, combination or otherwise or
                  (ii) all or substantially all of the assets of the Company.

         (l) Severance Compensation. The "Severance Compensation" shall be:

                  (i) A lump sum amount equal to 299% of Executive's average annual compensation reported on his Form W-2 paid by the Company includable in gross income for the five most recent full calendar years; and

                  (ii) For a period of three years, provide Executive with benefits substantially similar to those which Executive was entitled to receive immediately prior to the date of termination under all of the Company's "employee welfare benefit plans" within the meaning of Section 3(1) of The Employee Retirement Income Security Act of 1974, as amended.

         (m) Termination Date. The "Termination Date" shall be the effective date upon which the Executive or the Company terminates the employment of the Executive.

         3.       Rights of Executive Upon Change in Control and Subsequent
                  Termination.


         (a) The Company shall provide the Executive, within ten days following the Termination Date, Severance Compensation, but without affecting the rights of the Executive or the Company at law or in equity, if, following the occurrence of a Change in Control, any of the following events shall occur:

                  (1) the Company terminates the Executive's employment during the Employment Term other than for any of the following reasons:

                           (i)      the Executive dies;

                           (ii)     the Executive becomes Disabled; or

                           (iii)    for Cause.

                  (2) the Executive terminates his employment after such Change in Control and the occurrence of at least one of the following events:



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               (i)  an adverse change in the positions held by Executive or an adverse change in the nature or scope of the authorities, functions or duties attached to the positions with the Company that the Executive had immediately prior to the Change in Control, any reduction in the Executive's base salary during the Employment Term or any adverse change in the calculation of the annual bonus or incentive compensation or a significant reduction in scope or value of the aggregate other monetary or nonmonetary benefits to which the Executive was entitled from the Company immediately prior to the Change in Control, any of which is not remedied within ten calendar days after receipt by the Company of written notice from the Executive of such change, reduction, alteration or termination, as the case may be;

               (ii) a determination by the Executive made in good faith that as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, changes in the composition or policies of the Board, or of other events of material effect, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, the authorities, functions or duties attached to his position immediately prior to the Change in Control, which situation is not remedied within ten calendar days after receipt by the Company of written notice from the Executive of such determination;

               (iii) the relocation of the Company's principal executive
                    offices, or the requirement by the Company that Executive have as his principal location of work any location not within the greater Dallas, Texas metropolitan area or that he travel away from his office in the course of discharging his duties hereunder significantly more (in terms of either consecutive days or aggregate days in any calendar year) than required of him prior to the Change in Control; or

               (iv) the Company commits any breach (including under Section 6 below) of this Agreement which is not cured within ten calendar days after receipt by the Company of written notice from Executive of such breach.

     (b) In the event that the total compensation paid to Executive as severance in the event of a Change in Control, taking into account all cash payments, shares of stock, accelerated vesting of stock options, and bonuses, if any, is found to constitute "an excess parachute payment" within the meaning of Section 280G of the Code, then the Company will pay to Executive, in addition to the Severance Compensation, an additional amount which, after reduction for income taxes and excise taxes on such additional amount, is sufficient to provide for the payment of any excise tax that may be due by Executive on the total compensation amount.

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     (c)  Upon written notice given by the Executive to the Company prior to the receipt of Severance Compensation, the Executive, at his sole option, may elect to have all or any part of any such amount paid to him, without interest, on an installment basis selected by him.

     (d) The payment of Severance Compensation by the Company to the Executive shall not affect any rights and benefits which the Executive may have pursuant to any other agreement, policy, plan, program or arrangement with the Company prior to the Termination Date, which rights shall be governed by the terms thereof. (e) The Company shall have no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment or benefit to or for the benefit of the Executive provided for in this Agreement.

     (f) Without limiting the rights of the Executive at law or in equity, if the Company fails to make any payment required to be made hereunder on a timely basis, the Company shall pay interest on the amount thereof on demand at an annualized rate of interest equal to 120% of the then applicable Federal rate determined under Section 1274(d) of the Code, compounded semi-annually (but in no event shall such interest exceed the highest lawful rate).

     (g) If any of the events set forth in Section 3(a)(1) or 3(a)(2) occurs following the commencement of any discussion authorized by the Board with a third person that ultimately results in a Change in Control involving that person or a different third party shall be deemed to be a termination or removal of Executive after a Change in Control for purposes of this Agreement and shall entitle Executive to all benefits under this Agreement.

     4.   Sale Bonus.


     (a) If a Sale of the Company occurs on or before July 1, 2002, in addition to any other payments, bonuses or amounts that Executive may be entitled to under any other agreements with the Company, Executive will be entitled to a cash payment in an amount equal to (i) the Purchase Price divided by the number of issued and outstanding shares of capital stock of the Company as of the closing of the Sale of the Company, times (ii) 35,000, minus (iii) $910,000 (such amount being, the "Sale Bonus"). The Sale Bonus will be subject to deduction and withholding authorized or required by applicable law. The Sale Bonus will be payable by the Company in full in cash at the closing of a Sale of the Company. However, the Company will have no obligation to pay Executive the Sale Bonus under this Section 4 if (1) a Sale of the Company does not occur on or before July 1, 2002, or (2) even though a Sale of the Company occurs on or before July 1, 2002, prior to the closing of the Sale of the Company, (x) Executive voluntarily terminates his employment with the Company, dies or becomes Disabled,
          (y) the Company terminates Executive for Cause, or (z) Executive breaches any of the material terms of this Agreement or the terms of the Employment Agreement, dated July 20, 2001, by and between the Company and Executive. The calculation of the Sale Bonus is based in part on the number


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          of issued and outstanding shares of the Company's common stock (clause
          (ii)) as well as historical trading prices of such shares (clause
          (iii)) as of the date hereof. Clauses (ii) and/or (iii) of the calculation of the Sale Bonus will be adjusted as is necessary to reflect the same economic terms in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Company's common stock after the date hereof, but will not be adjusted upon the occurrence of any other dilutive event.

     (b) In the event that the total compensation paid to Executive in the event of a Sale of the Company, taking into account all cash payments, shares of stock, accelerated vesting of stock options, and bonuses, if any, is found to constitute "an excess parachute payment" within the meaning of Section 280G of the Code, then the Company will pay to Executive, in addition to the compensation paid as the Sale Bonus, an additional amount which, after reduction for income taxes and excise taxes on such additional amount, is sufficient to provide for the payment of any excise tax that may be due by Executive on the total compensation amount received by Executive.

         5. No Mitigation Required. In the event that this Agreement or the employment of the Executive hereunder is terminated, the Executive shall not be obligated to mitigate his damages nor the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and the acceptance of employment elsewhere after termination shall in no way reduce the amount of Severance Compensation payable hereunder.

         6.       Successors; Binding Agreement.


     (a) The Company will require any successor and any corporation or other legal person which is in control of such successor (as "control" is defined in Regulation 230.405 or any successor rule or regulation promulgated under the Securities Act of 1933, as amended) to all or substantially all of the business and/or assets of the Company (by purchase, merger, consolidation or otherwise), by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a material breach of this Agreement by the Company. Notwithstanding the foregoing, any such assumption shall not, in any way, affect or limit the liability of the Company under the terms of this Agreement or release the Company from any obligation hereunder. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or all or part of its assets as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

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         7. Notice. The Company shall give written notice to Executive within ten days after any Change in Control. Failure to give such notice shall constitute a material breach of this Agreement. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or received after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

                  Sherrill Stone
                  4625 Royal Lane
                  Dallas, Texas  75229

         If to the Company:

         Peerless Mfg. Co.
         2819 Walnut Hill Lane
         Dallas, Texas  75229
         Attn:  Chairman, Compensation Committee
         of the Board of Directors

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         8. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         9. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         11. Employment Rights. Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Change in Control.

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         12. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

         13. Enforcement Fees. All costs of litigation necessary for Executive to defend the validity of this Agreement are to be paid by Employer or its successors or assigns. The Company shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by the Executive as a result of the Company's failure to perform this Agreement or any provision thereof or as a result of the Company or any person contesting the validity or enforceability of this Agreement or any provision thereof as aforesaid.

         14. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Executive is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, including with respect to Executive's rights under that certain Employment Agreement, dated July 20, 2001, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         15. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Texas.

         16. Disputes. The parties to this Agreement agree that in the event there is a dispute or controversy between them that cannot be settled through direct discussions, it is in the best interests of all for such dispute or controversy to be resolved in the shortest time and with the lowest cost of resolution as practicable. Consequently, any such dispute, controversy or claim between the parties to this Agreement will not be litigated, but instead will be resolved by arbitration in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration will be before one neutral arbitrator and will proceed under the Expedited Procedures of said Rules. The arbitration will be held in Dallas, Texas, or such other place as may be selected by mutual agreement. The arbitrator will have the discretion to order a prehearing exchange of information by the parties, and to set limits for both the scope and time period of such exchange. All issues regarding exchange requests will be decided by the arbitrator. Neither party nor the arbitrators may disclose the existence, content or results of any arbitration hereunder, unless required to do so by court or regulatory order, without the prior written consent of both parties. Fees and expenses of the arbitration itself will be borne by the parties equally. The arbitrator will also be authorized to award to the prevailing party all or that fraction of its reasonable costs and fees as is deemed equitable.




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         IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

                               PEERLESS MFG. CO.


                               By:  /s/ JOSEPH V. MARINER
                                  ---------------------------------------------
                                  Joseph V. Mariner,
                                  Chairman of Compensation Committee
                                  of the Board of Directors of Peerless Mfg. Co.


                               EXECUTIVE


                                /s/ SHERRILL STONE
                               ---------------------------------------------
                               Sherrill Stone



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